EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-153435) pertaining to the Signet Jewelers Limited US Employee Stock Savings Plan of our report dated July 29, 2019, with respect to the financial statements of the Signet Jewelers Limited US Employee Stock Savings Plan included in this Annual Report (Form 11-K) for the year ended April 30, 2019.

/s/ BOBER, MARKEY, FEDOROVICH & COMPANY

Akron, Ohio

July 29, 2019